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                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-10057), (Form S-8 No. 333-07271), and (Form S-8 No.
333-07267) of Florafax International, Inc. and the related prospectuses of our report dated October 8, 1998, with respect to the consolidated financial statements of Florafax International, Inc. as of August 31, 1997 and the two years then ended, included in this Amendment No. 2 on Form 10-KSB/A.


                                            /s/ Ernst & Young LLP


Tampa, Florida
May 12, 1999